Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-226497) of Ophthotech Corporation effective August 15, 2018,

(2)	Registration Statement (Form S-8 No. 333-223537) pertaining to the 2013 Stock Incentive Plan of Ophthotech Corporation effective March 9, 2018,

(3)	Registration Statement (Form S-8 No. 333-219656) pertaining to the 2013 Stock Incentive Plan of Ophthotech Corporation effective August 3, 2017,

(4)	Registration Statement (Form S-8 No. 333-211916) pertaining to the 2016 Employee Stock Purchase Plan of Ophthotech Corporation effective June 8, 2016,

(5)	Registration Statement (Form S-8 No. 333-208893) pertaining to the 2013 Stock Incentive Plan and inducement stock option grants of Ophthotech Corporation, effective January 6, 2016,

(6)	Registration Statement (Form S-8 No. 333-202438) pertaining to the 2013 Stock Incentive Plan and inducement stock option grants of Ophthotech Corporation, effective March 2, 2015,

(7)	Registration Statement (Form S-8 No. 333-193694) pertaining to the 2013 Stock Incentive Plan of Ophthotech Corporation, effective January 31, 2014,

(8)
Registration Statement (Form S-8 No. 333-191767) pertaining to the 2013 Stock Incentive Plan and Amended and Restated 2007 Stock Incentive Plan, as amended, of Ophthotech Corporation, effective October 16, 2013, of our reports dated February 28, 2019, with respect to the consolidated financial statements of Ophthotech Corporation, and the effectiveness of internal control over financial reporting of Ophthotech Corporation included in this Annual Report (Form 10-K) of Ophthotech Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Iselin, New Jersey

February 28, 2019